Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF
ALTISOURCE ASSET MANAGEMENT CORPORATION
ARTICLE I - OFFICES
The principal office of ALTISOURCE ASSET MANAGEMENT CORPORATION (the “Corporation”) in the U.S. Virgin Islands shall be located and maintained in St. Croix, U.S. Virgin Islands, or at such location in the U.S. Virgin Islands as may be changed from time to time at the discretion of the Board of Directors. The Corporation may also maintain an additional office or offices at such other places within the U.S. Virgin Islands as the Board of Directors may from time to time designate.
ARTICLE II - MEETING OF SHAREHOLDERS
Section 1 - Annual Meetings:
Annual meetings of shareholders of the Corporation shall be held on such date as determined by the Board of Directors, and at such time and place as designated in the notice of the meeting, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. A complete list of all shareholders entitled to vote at annual shareholders meetings shall be prepared by the Secretary and made available for inspection at said meetings.
Section 2 - Special Meetings:
Special meetings of shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of a majority of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of Title 13 of the Virgin Islands Code, Sections 1- 453, as they may be from time to time amended.
Section 3 - Place of Meetings:
All meetings of shareholders shall be held in the U.S. Virgin Islands at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings and may be held telephonically.
Section 4 - Notice of Meetings:
(a)    Except as otherwise provided by Statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten (10) or more than fifty (50) days before the meeting, upon each shareholder of record entitled to vote at such meeting, or the shareholder’s designated agent, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the applicable provisions of Virgin Islands Code, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at the shareholder’s address, as it appears on the records of the shareholders of the Corporation, unless he or she shall have previously filed with the Secretary of the Corporation a written request that notices intended for the shareholder be mailed to the shareholders’ agent and/or some other address, in which case, it shall be mailed to the person and address designated in such request.
(b)    Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.
Section 5 - Quorum:
Except as otherwise provided herein, or by the applicable provisions of the Virgin Islands Code, or in the Articles of Incorporation (such Articles and any amendments thereof being herein collectively referred to as the “Articles”) at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of any number of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.
Section 6 - Voting:
(a)    Except as otherwise provided by applicable provision of the Virgin Islands Code or by the Articles, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
(b)    Except as otherwise provided by applicable provision of the Virgin Islands Code or by the Articles, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his or her name on the books of the Corporation.
(c)    Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or the shareholder’s attorney in fact thereunto duly authorized in writing. No proxy shall be valid after expiration of eleven (11) months from the date of its execution, unless the person executing same directs in said proxy that it shall continue in force for a longer period of time. Such instrument shall he exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.
(d)    Shares registered in the name of another corporation, if entitled to be voted, may be voted by the President or a proxy appointed by the President of such other corporation, unless some other person has been appointed to vote such shares pursuant to a by- law or a resolution of the board of directors of such other corporation, in which case such person may vote such shares. Any fiduciary may vote shares registered in the name of such corporation as such fiduciary, either in person or by proxy.
(e)    Any resolution in writing, signed by all the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders of such resolution so signed and shall be inserted in the Minute Book of the Corporation under its proper date.
ARTICLE III - BOARD OF DIRECTORS
Section 1- Number, Qualification, Election and Term of Office:
(a)    The number of Directors of the Corporation shall be four (4) unless and until otherwise determined by vote of a majority of the entire Board of Directors, but shall not be less than three (3). Notwithstanding the foregoing, at all times in which the Corporation has fewer than three (3) shareholders, the number of Directors may be equal to, or greater than, the number of shareholders.
(b)    Except as may otherwise be provided herein or in the Articles, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

(c)    Each Director shall hold office until the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified, or until his or her prior death, resignation or removal.
Section 2 - Duties and Powers:
The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles or by applicable provisions of the Virgin Islands Code expressly conferred upon or reserved to the shareholders.
Section 3 - Annual and Regular Meetings; Notices:
(a)    A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders, at a place of such annual meeting of shareholders.
(b)    The Board of Directors may from time to time provide for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.
(c)    Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limit, and in the manner set forth in paragraph (b), Section 4 of this Article Ill, with respect to the special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.
Section 4- Special Meetings; Notices:
(a)    Special meetings of the Board of Directors shall be called by the President or by one of the Directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.
(b)    Except as otherwise required by the applicable provisions of the Virgin Islands Code, notice of special meetings shall be mailed directly to each Director, addressed to the Director at his or her residence or usual place of business, at least seven (7) days before the day on which the meeting is to be held, or shall be sent to the Director at such place by facsimile or email, or shall be delivered to him or her personally or given to him or her orally, not later than twenty- four (24) hours before the time at which the meeting is to be held. A notice or waiver of notice need not specify the purpose of the meeting.
(c)    Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting the lack of notice to the Director prior thereto or at its commencement, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.
Section 5 - Chairman:
At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or if the Chairman shall be absent, then the President shall preside, and in the President’s absence, a Chairman chosen by the Directors shall preside.
Section 6 - Quorum and Adjournments:
(a)    At all meetings of the Board of Directors the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles, or by these Bylaws.

(b)    A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.
Section 7 - Manner of Acting:
(a)    At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which the Director may hold.
(b)    Except as otherwise provided by applicable provisions of the Virgin Islands Code, by the Articles, or by these Bylaws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof, which action is authorized, in writing, by all of the Directors entitled to vote thereon and filed with the Minutes of the proceedings of the Board or the committee shall be the act of the Board of Directors or the committee, as the case may be, with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or the committee.
Section 8 - Vacancies:
Any vacancy in the Board of Directors occurring by reason of any increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors present, though less than a quorum, at any regular meeting or special meeting of the Board of Directors.
Section 9 - Resignation:
Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.
Section 10 - Removal:
Any Director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of shareholders called for that purpose, and may be removed for cause by action of the Board.
Section 11 - Salary:
No stated salary shall be paid to Directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 12 - Certain Rights of Directors and Officers:
(a)    No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b)    Any Director, personally or individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise applicable) thereto.
(c)    A Director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any Director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.
Section 13 - Committees:
The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of two (2) or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.
ARTICLE IV - OFFICERS
Section 1 - Number, Qualification, Election and Term of Office:
(a)    The officers of the Corporation shall consist of a Chief Executive Officer, President, Secretary, and Treasurer, and such other officers, as the Board of Directors may from time to time deem advisable. The President of the Corporation shall be and any other officer may be, a Director of the Corporation. Any two offices (but not more than two) other than President and Secretary may be held by the same person.
(b)    The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders. The salaries of all officers shall be fixed by the Board of Directors.
(c)    Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal.
Section 2 - Resignation:
Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.
Section 3 - Removal:
Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:
A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.
Section 5 - Duties of Officers:
Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors.
(a)    The Chief Executive Officer shall be responsible for strategic planning and integration of corporate policies into day- to- day operations, and shall also act as the Chairman of the Board.
(b)    The President shall be responsible for the day- to- day operations of the Corporation and shall report directly to the Chief Executive Officer.
(c)    The Treasurer shall have the custody of all books of account and the funds and securities of the Corporation. He or she shall disburse the funds of the Corporation in payment of just demands against the proper vouchers for such disbursements. He or she shall render an annual report to the Board of Directors for the benefit of shareholders concerning the finances of the Corporation. The Treasurer shall perform such other duties as are incidental to his or her office and such as are required by the President or the Board of Directors. The Treasurer shall hold office at the pleasure of the Board.
(d)    The Secretary shall have custody of the seal of the Corporation; shall conduct such correspondence on behalf of the Corporation as shall be required by the President; and shall discharge such additional duties from time to time as may be required by the President or the Board of Directors. The Secretary shall issue all notices required for the holding of meetings of the Board of Directors and of shareholders; shall keep minutes of all meetings of shareholders; shall perform such additional duties as are incidental to the Secretary’s office; and shall hold office at the pleasure of the Board.
Section 6 - Sureties and Bonds:
In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his or her hands.
Section 7 - Shares of Other Corporations:
Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President or such other person as the Board of Directors may authorize.
Section 8 - Compensation of Officers:
The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors. Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, rent or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense pursuant to the Internal Revenue Code of 1986, as amended, as applicable to the U.S. Virgin Islands, shall be reimbursed by such officer of the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from future compensation payments until the amount owed to the Corporation has been recovered.
ARTICLE V - SHARES OF STOCK
Section 1 - Certificates of Stock:
(a)    The Corporation may have certificated or uncertificated shares, or both, as designated by resolution of the Board of Directors. Every owner of certificated shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such shareholder. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the new shareholder the information required to be stated on certificates. Every owner of uncertificated shares shall, upon written request to the Corporation, be entitled to certificated shares in place of uncertificated shares, in the same form as that prescribed by the Board of Directors for owners of certificated shares.
(b)    The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.
(c)    No certificate representing shares shall be issued, nor shall any person be registered in the books of the Corporation as a shareholder, until the full amount of consideration therefor has been paid, except as otherwise permitted by law.
(d)    To the extent permitted by law, the Board of Directors may authorize the issuance of fractional shares which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.
Section 2 - Lost or Destroyed Certificates:
The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.
Section 3 - Transfer of Shares:
(a)    Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of the record thereof, in person or by his or her duly authorized attorney, in such a manner as the Board of Directors or any officer of the Corporation may prescribe or upon surrender of the certificate or certificates representing such shares if certificated, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. Transfer of uncertificated shares of the Corporation shall occur upon providing the Corporation a duly executed assignment covering such shares along with proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.
(b)    The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name shares arc registered on the books of the Corporation and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
Section 4 - Record Date:
In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days, nor fewer than (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, except that the record date for determining the eligibility of shares to be voted on at any election for Directors, shall be no fewer than twenty (20) days next preceding such election of Directors; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof unless the Directors fix a new record date for the adjourned meeting.
ARTICLE VI - DIVIDENDS
Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.
ARTICLE VII - FISCAL YEAR
The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.
ARTICLE VIII - CORPORATE SEAL
Section 1 - Seal:
The Corporate seal shall be in such form as shall be approved from time to time by the Board of Directors. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2 - Affixing Seal:
Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to impress, affix or reproduce a facsimile thereof adjacent to the signature of the authorized officer.
ARTICLE IX - AMENDMENTS
Section 1 - By Shareholders:
All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of Directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.
Section 2 - By Directors:
The Board of Directors shall have power to make and adopt Bylaws of the Corporation, except that the Board of Directors shall have no power effectively to change the quorum for meetings of shareholders or of the Board of Directors, or to effectively change any provisions of the Bylaws with respect to the removal of Directors or the filling of vacancies in the Board resulting from removal by the shareholders; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above- provided may alter, amend or repeal Bylaws made by the Board of Directors. If any Bylaw regulating an impending election of Directors is adopted by the Board of Directors, that effectively amends or repeals a regulation concerning the method, notice, quorum necessary or otherwise substantially affecting the means for conducting an impending election of the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the Bylaw so made and adopted together with a concise statement of the changes made.
ARTICLE X - INDEMNITY
Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall (in the case of any such Director or officer of the Corporation) and may (in the case of any such other director or officer or any such employee or agent) be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Any indemnification under the foregoing provisions shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he or she had met the applicable standard of conduct set forth above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceedings, or if such a quorum is not obtainable, or even if obtainable and the quorum of disinterested Directors so directs, by independent legal counsel in a written legal opinion, or by the shareholders. For purposes of the preceding sentence, unless such counsel renders such an opinion to the effect that such indemnification is not proper in the circumstances, then such counsel shall be deemed to have rendered such an opinion to the effect that such indemnification is proper in the circumstances.
Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any Director or officer of the Corporation) and may (in the case of any such other director or officer or any such employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as herein authorized.
The indemnification herein provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions above set forth.
For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
The amount of indemnity to which any officer, employee or agent may be entitled shall be fixed by majority vote of the Board of Directors. In any case in which there is less than a quorum, then said amount of indemnity shall be fixed by the vote of a majority of the Directors although less than a quorum.
ARTICLE XI - SOLE AND EXCLUSIVE FORUM FOR CERTAIN ACTIONS
The Superior Court of the U.S. Virgin Islands (or, if the Superior Court does not have jurisdiction, another U.S. Virgin Islands court or, if no U.S. Virgin Islands court has jurisdiction, the United States District Court of the Virgin Islands – St. Croix Division) shall be the sole and exclusive forum for the following matters, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants:

(i)	any derivative action or proceeding brought on behalf of the Corporation;

(ii)	any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders;

(iii)
any action asserting a claim against the Corporation or any of its current or former directors, officers or other employees arising pursuant to any provision of (x) the General Corporation Law of the U.S. Virgin Islands, (y) the Amended and Restated Articles of Incorporation of the Corporation, including without limitation any certificate of designations for any series of preferred stock of the Corporation, or (z) these Bylaws (in each case (x) through (z), as may be amended from time to time); or

(iv)
any action asserting a claim against the Corporation or any of its current or former directors, officers or other employees governed by the internal affairs doctrine of the U.S. Virgin Islands, as in effect from time to time.

Notwithstanding the foregoing, any person proposing to commence any action specified in clause (i), (ii), (iii) or (iv) of the next preceding sentence may request in writing that the Corporation waive this Article XI and consent to an alternative forum for such action specified in such request, and a majority of the entire Board of Directors, acting on behalf of the Corporation, may, in its sole and absolute discretion, consent in writing to the selection of such specified alternative forum for such action, in which case such specified alternative forum shall be the forum for such action, in all cases subject to such forum having personal jurisdiction over all indispensable parties named in such action. Neither the Board of Directors nor the Corporation shall be required to give or disclose any reason for any refusal to grant such waiver and consent.

Any person or entity that at any time holds (by purchase or any other acquisition) an interest in shares of any class or series of capital stock of the Corporation (including any “beneficial owner”, within the meaning of Section13(d) of the United States Securities Exchange Act of 1934, as amended) shall be deemed:

(i)	to have notice of, and to have consented to and agreed to comply with, the provisions of this Article XI; and

(ii)
to have consented to the personal jurisdiction of the relevant court referred to in the first paragraph of this Article XI in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article XI.

If any action the subject matter of which is within the scope of this Article XI is filed in a court other than as specified above in the name of any shareholder, such shareholder shall be deemed to have consented to:

(i)	the personal jurisdiction of the Superior Court of the U.S. Virgin Islands, in connection with any action brought in any such court to enforce this Article XI (by removal or otherwise); and

(ii)
having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the action as agent for such shareholder, in addition to any other valid service of process.

CERTIFICATION:
The undersigned hereby certifies that he is the duly elected, qualified and acting Chief Executive Officer of the Corporation, and that the foregoing bylaws, comprising 11 pages, were amended and restated on July 24, 2019.

/s/ George G. Ellison
George G. Ellison, Chief Executive Officer and President

Acknowledged by:

/s/ Stephen H. Gray
Stephen H. Gray, Secretary